Exhibit 99.1

Contacts:   John Farr

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Marian Kelley

Director, Corporate Communications

512.231.6033

investor.relations@pervasive.com

PERVASIVE SOFTWARE REPORTS REVENUE, EARNINGS INCREASES

FOR ITS THIRD FISCAL QUARTER

Leading data infrastructure software company achieves year-over-year increases in both revenue and profitability for its seventh consecutive quarter

AUSTIN, TEXAS – April 20, 2004 – Pervasive Software® Inc. (Nasdaq:PVSW), a global value leader in data infrastructure software, today reported its seventh consecutive quarter of year-over-year increases in revenue and pro forma profitability and the thirteenth consecutive quarter of profitability.

“Once again Pervasive delivered excellent financial results, a testament to our compelling low total cost of ownership value proposition that continues to resonate in the marketplace,” said David Sikora, president and CEO, Pervasive Software. “Over the past nine months, we have grown from a single-product, single-market database company to a multi-product, multi-market company serving the data infrastructure software needs of independent software vendors (ISVs) and IT managers around the world.”

“This quarter marks the first full quarter of combined financial results following the December 2003 acquisition of Data Junction Corporation, a pioneering data and application integration company,” Sikora added.

Revenue, as reported under generally accepted accounting principles (GAAP), was $14.2 million for the third quarter of fiscal year 2004, compared to $10.0 million for the third quarter of last fiscal year. Net income was $2.3 million, or $0.10 diluted earnings per share, for the third quarter, compared to net income of $1.8 million, or $0.10 diluted earnings per share, for the third quarter of last fiscal year. On a pro forma basis, as described below, Pervasive realized pro forma net income of $2.6 million, or $0.11 diluted earnings per share, in the third quarter of fiscal year 2004, compared to net income of $1.8 million, or $0.10 diluted earnings per share, in the third quarter of last fiscal year.

Pervasive continued to generate positive cash flow from operations with $2.8 million in the third quarter of fiscal 2004, ending the quarter with $32 million in cash and marketable securities and no debt.

“The Pervasive team is doing a great job of executing this fiscal year,” Sikora continued, “and we are pleased with the solid results delivered for the quarter. While continuing to execute well in our database business, we started the process of integrating the Data Junction and Pervasive operational activities. Importantly, we accomplished one of our foundational goals of repackaging technology acquired from Data Junction and launching a new set of products which specifically addresses very real integration pains in mid-sized businesses and departments of large enterprises. These products are being marketed to Data Junction’s traditional customers, as well as to Pervasive’s extensive worldwide base of long-standing ISV customers, and the early feedback has been favorable. We are excited, as are our customers, about the revenue opportunities made possible by this new integration product platform. Simply put, seeds are being planted following the combination of the two companies, and we believe they are beginning to take root.”

Business Outlook

For the fourth fiscal quarter ending June 30, 2004, Pervasive expects revenue to be in the range of $14.4 million to $14.9 million and GAAP-basis net income to be in the range of $2.6 million to $2.8 million, both representing increases over the same quarter of last year. GAAP-basis profitability includes amortization of purchased intangibles of approximately $0.3 million in the third quarter.

Pervasive management believes that the pro forma results described in this release are useful for an understanding of Pervasive’s ongoing operations because GAAP results include non-cash charges associated with the write-off of in-process research and development and the amortization of purchased intangibles. Management uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results.

Conference Call Details

Pervasive will host a conference call to discuss these results with the investment community today at 4 p.m. Central Time. The dial-in numbers for the call are 800.894.5910 or 785.424.1052. The conference ID is “PVSW.” The conference call may also be accessed live over the Web at http://www.pervasive.com/ircalendar. Check the site before the call for login information. Replay will be available 6 p.m., Tuesday, April 20, to midnight, Tuesday, April 27, by dialing 888.274.8332 or 402.220.2325, or for a longer period through Pervasive’s Web site.

About Pervasive Software

Pervasive Software is a global value leader in data infrastructure software. The company’s award-winning products enable customers to manage, integrate, analyze and secure their critical data, providing the industry’s best combination of performance, reliability and cost. Pervasive’s strength is evidenced by the size and diversity of its customer base, serving tens of thousands of customers in virtually every industry market around the world. With headquarters in Austin, Texas, Pervasive was founded in 1994 and sells its products into more than 150 countries. More information may be found on the Web at http://www.pervasive.com.

Cautionary Statement

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words such as “may,” “plans,” “expects,” “believes,” “anticipates,” “estimates” or “intends.” All forward-looking statements included in this document are based upon information available to Pervasive as of the date hereof, and Pervasive assumes no obligation to update any such forward-looking statement. Investors are cautioned that actual results could differ materially from Pervasive’s current expectations. Factors that could cause or contribute to such differences include, the factors and risks discussed in Pervasive’s reports filed from time to time with the Securities and Exchange Commission including, without limitation, the risk that Pervasive will be unable to attract, motivate and retain skilled sales, marketing, engineering and other personnel, the risk that the packaged client/server applications market will not continue to grow at historical rates, and the risk that current revenues are substantially dependent upon continued market acceptance of and revenues from the company’s data infrastructure products.

###

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Statements of Operations (GAAP) (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31		Nine months ended March 31
	2004	2003 (B)	2004	2003
Revenues:
Product licenses	$11,147	$9,084	$29,309	$26,120
Services and other	3,055	948	5,794	2,871

Total revenue	14,202	10,032	35,103	28,991

Costs and expenses:
Cost of product licenses	553	256	1,139	719
Cost of services and other	1,627	1,223	3,899	3,759
Sales and marketing	5,621	3,592	12,918	10,194
Research and development	2,768	1,912	7,156	5,898
General and administrative	1,166	1,231	3,916	3,703
Write-off of acquired in-process research and development	—	—	1,084	—

Total costs and expenses	11,735	8,214	30,112	24,273

Operating income from continuing operations	2,467	1,818	4,991	4,718
Interest and other income, net	47	116	221	426
Income tax provision	(200)	(150)	(550)	(450)

Income from continuing operations	2,314	1,784	4,662	4,694
Gain from discontinued operations	—	—	—	159

Net income	$2,314	$1,784	$4,662	$4,853

Diluted earnings per share:
Income from continuing operations	$0.10	$0.10	$0.22	$0.26
Gain from discontinued operations	—	—	—	0.01
Net income	$0.10	$0.10	$0.22	$0.27

Shares used in computing diluted earnings per share	24,228	17,879	21,300	17,710

(A)	See pro forma results of operations and related reconciliation to GAAP results for the three months ended March 31, 2004, on a subsequent page of this release.

(B)	On December 4, 2003, we acquired Data Junction Corporation. During the third quarter of last fiscal year, the quarter ended March 31, 2003, Data Junction separately reported $3.5 million in revenue and $0.6 million in operating income. These prior year results of Data Junction are not included in this column and are included here for informational purposes only.

4

Pervasive Software Inc.

Pro Forma Condensed Consolidated Statements of Operations (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31, 2004
	Total Consolidated GAAP	Pro Forma Adjustments (B)	Pro Forma Adjusted
Revenues:
Product licenses	$11,147	$—	$11,147
Services and other	3,055	—	3,055

Total revenue	14,202	—	14,202

Costs and expenses:
Cost of product licenses	553	(317)	236
Cost of services and other	1,627	—	1,627
Sales and marketing	5,621	—	5,621
Research and development	2,768	—	2,768
General and administrative	1,166	—	1,166

Total costs and expenses	11,735	(317)	11,418

Operating income from continuing operations	2,467	317	2,784
Interest and other income, net	47	—	47
Income tax provision	(200)	—	(200)

Net income	$2,314	$317	$2,631

Diluted earnings per share	$0.10		$0.11

Shares used in computing diluted earnings per share	24,228		24,228

(A)	See Unaudited Condensed Consolidated Statements of Operations on a prior page of this release. Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(B)	Pro forma adjustments consist of $0.3 million of purchased intangibles amortization related to the Data Junction acquisition.

5

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2004	June 30, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$31,983	$41,665
Trade accounts receivable, net	7,983	4,900
Notes receivable from related parties	—	102
Prepaid expenses and other current assets	1,564	727

Total current assets	41,530	47,394

Property and equipment, net	2,455	2,251

Notes receivable from related parties	—	204

Purchased technology, net	6,962	536
Goodwill	38,961	—
Other assets	203	207

Total assets	$90,111	$50,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$9,343	$8,122
Deferred revenue	4,671	2,236
Liabilities of discontinued operations	—	32

Total current liabilities	14,014	10,390

Stockholders' equity	76,097	40,202

Total liabilities and stockholders' equity	$90,111	$50,592